Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Official

In connection with the Quarterly Report of ProQuest Company (the “Company”) on Form 10-Q for the period ending June 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/S/    JAMES P. ROEMER

James P. Roemer, Chief Executive Officer

/S/    KEVIN GREGORY

Kevin Gregory, Chief Financial Officer

August 13, 2002